CIFG Assurance North America Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Financial Statements

December 31, 2004, 2003 and 2002

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Table of Contents

Report of Independent Auditors

Balance Sheets as of December 31, 2004 and 2003

Statements of Operations for the years ended December 31, 2004 and 2003 and for the period April 11, 2002 (date of inception)

through December 31,2002

Statements of Changes in Shareholder’s Equity and Comprehensive

Income (loss) for the years ended December 31, 2004 and 2003 and for the period April 11, 2002 (date of inception) through December 31, 2002

Statements of Cash Flows for the years ended December 31, 2004 and 2003 and for the period April 11, 2002 (date of inception) through

December 31,2002

Notes to Financial Statements

Report of Independent Auditors

To	Board of Directors and Shareholder of CIFG Assurance North America, Inc. (formerly CDC IXIS Financial Guaranty North America, Inc.):

In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholder’s equity and comprehensive income (loss), and cash flows present fairly, in all material respects, the financial position of CIFG Assurance North America, Inc. (formerly CDC IXIS Financial Guaranty North America, Inc.) (the “Company”) at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and for the period April 11, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

New York, New York

March 17, 2005

CIFG Assurance North America, Inc.

(Formerly known as CDC	XIS Financial Guaranty North America, Inc.) Balance Sheets

($ in 000s, except share amounts)

	As of December 31,
Assets	2004	2003
Investments
Fixed income securities, at fair value (amortized cost of $70,486 and $59,421)	$70,405	$60,236
Short-term investments, at cost (approximates fair value)	67,887	89,789
Total investments	138,292	150,025
Cash	6,568	523
Premium receivable	5,227	4,192
Receivable for securities sold	2,220	100
Investment income due and accrued	619	582
Prepaid reinsurance premiums	85,105	56,130
Intangible asset	8,331	8,331
Deferred income taxes	28	—
Deferred acquisition costs, net	377	3,484
Total assets	$246,767	$223,367

Liabilities and Shareholders Equity

Liabilities
Deferred premium revenue	$103,573	$72,148
Loss and loss adjustment reserves	656	275
Ceded reinsurance balances payable	6,335	18,397
Deferred income taxes	—	285
Ceding commission payable	245	584
Derivative liabilities	22	16
Balances due to affiliates	5,683	5,339
Other liabilities	854	815
Total liabilities	117,368	97,859

Shareholder’s Equity
Common stock (par value was $4,191.49 per share for 2004 and 2003 authorized, issued and outstanding shares was 4,700 for 2004 and 2003)	19,700	19,700
Additional paid-in capital	122,850	112,850
Accumulated deficit	(13,098)	(7,572)
Accumulated other comprehensive income (loss) (net of deferred income taxes of - $(28) and $285)	(53)	530
Total shareholder’s equity	129,399	125,508
Total liabilities and shareholder’s equity	$246,767	$223,367

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Statements of Operations

($ in ‘000s)

Revenues	Year ended December 31, 2004	Year ended December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Gross premiums written	$55,146	$68,132	$14,509
Ceded premiums written	(48,747)	(52,814)	(10,882)
Net premiums written	6,399	15,318	3,627
Change in net deferred premium revenue	(2,588)	(12,445)	(3,446)
Net premium earned (net of ceded earned premium of $18,529 in 2004, $8,166 in 2003 and $544 in 2002)	3,811	2,873	181
Net investment income	2,273	2,965	1,856
Net realized capital gains	10	1,206	—
Net realized and unrealized gains (losses) on credit derivatives	(5)	(14)	(2)
Other income	53	97	—
Total revenues	6,142	7,127	2,035

Expenses
Losses and loss adjustment expenses	381	257	18
Amortization of deferred acquisition costs	1,136	1,012	337
Operating expenses	10,151	10,444	4,666
Total expenses	11,668	11,713	5,021
Loss before income taxes	(5,526)	(4,586)	(2,986)
Provision for income taxes	—	—	—
Net loss	$(5,526)	$(4,586)	$(2,986)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Changes in Shareholder’s Equity and Comprehensive Income (loss)

($ in 000s, except share amounts)

Year ended December 31, 2004	Year ended December 31, 2003	For the period April 11, 2002 (Date of inception) through December 31, 2002
Common Shares
Shares at beginning of period	4,700	10,000	—
Retire old shares	—	(10,000)	—
Issue new shares	—	4,700	—
issuance of company shares	—	—	10,000
Shares as of December 31	4,700	4,700	10,000

Common Stock
Balance at beginning of period	$19,700	$15,000	$—
Retire old shares	—	(15,000)
Issue new shares	—	19,700
Issuance of company shares	—	—	15,000
Balance as of December 31	$19,700	$19,700	$15,000

Additional paid-in capital
Balance at beginning of period	$112,850	$85,000	$—
Stock Distribution	—	(4,700)
Capital contributions	10,000	32,550
Issuance of company shares	—	—	85,000
Balance as of December 31	$122,850	$112,850	$85,000

Accumulated deficit
Balance at beginning of period	$(7,572)	$(2,986)	$—
Net loss	(5,526)	(5,526)	(4,586)	(4,586)	(2,986)	(2,986)
Balance as of December 31	$(13,098)	$(7,572)	$(2,986)

Accumulated other comprehensive income (loss)
Balance at beginning of period	$ 530	$ 2,134	$ —
Net change in unrealized appreciation of securities, net of deferred tax (benefit) expenses of $(313) in 2004, $(864) in 2003 and $1,149 in 2002	(583)	(1,604)	2,134
Other comprehensive income (loss)	(583)	(583)	(1,604)	(1,604)	2,134	2,134
Total comprehensive loss	(6,109)	(6,190)	(852)

Balance as of December 31	$(53)	$530	$2,134
Total Shareholder’s Equity	$129,399	$125,508	$99,148

	2004	2003	2002
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising during the period, net of taxes	$(590)	$(2,388)	$2,134
Less: reclassification adjustment for net gains (losses) included in net income, net of taxes	7	784	—
Net unrealized (depreciation) appreciation of securities, net of taxes	$(583)	$(1,604)	$2,134

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Statements of Cash Flows

($ in 000s)

	Year ended December 31, 2004	Year ended December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Cash flows from operating activities
Net loss	$(5,526)	$(4,586)	$(2,986)
Adjustments to reconcile net loss to net cash provided by operating activities
Amortization of bond premium, net	700	1,258	647
Net realized gains on sale of investments	(10)	(1,206)	—
increase in loss and loss adjustment reserves	381	257	18
Increase in deferred premium revenue	31,425	58,364	13,784
Increase in prepaid reinsurance premiums	(28,975)	(45,792)	(10,338)
Decease (increase) in deferred acquisition costs	3,107	(546)	(2,938)
Increase in premium receivable	(1,035)	(26)	(4,166)
(Decrease) increase in ceded reinsurance balances payable	(12,062)	16,616	1,781
(Decrease) increase in ceding commission payable	(339)	(545)	1,129
Decrease (increase) in investment income due and accrued	(37)	1	(429)
Increase in balances due to affiliates	344	4,282	1,057
Net realized and unrealized losses on credit derivative contracts	6	14	2
Increase in other liabilities	39	396	419
Total adjustments to net loss	6,456)	33,073	966
Net cash (used) provided by operating activities	(11,982)	28,487	(2,020)

Cash flows from investing activities
Purchase of fixed income securities	(49,454)	(10,588)	(61,504)
Sale (purchase) of short term investments, net	21,902	(53,345)	(36,444)
Proceeds from the sale of fixed income securities	3,760	22,472	—
Proceeds from the maturity of fixed income securities	31,819	950	—
Payment for purchase of shell company, net of cash acquired	—	20,035)	—
Net cash provided (used) by investing activities	8,027	(60,546)	(97,948)

Cash flows from financing activities
Capital contributions	10,000	32,550	—
Issuance of common shares	—	—	100,000
Net cash provided (used) by financing activities	10,000	32,550	100,000
increase in cash	6,045	491	32
Cash at beginning of period	523	32	——
Cash as of December 31	$6,568	$523	$32

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

1.	Business and Organization

CIFG Assurance North America, Inc., formerly known as CDC XIS Financial Guaranty North America, Inc. (“CIFG NA” or the ‘Company”) was incorporated on April 11, 2002 in the State of New York. On May 24, 2002 the New York State Insurance Department (“NYSID”) granted the Company a license to conduct surety, credit, residual value and financial guaranty insurance. As of December 31, 2004, CIFG NA was licensed to transact financial guaranty insurance in 42 states and the District of Columbia and the Commonwealth of Puerto Rico.

In February of 2003, CIFG NA acquired 100% of the stock of Western Continental Insurance Company (“WCIC”), a Texas stock insurance company licensed in thirty-nine U.S. States and the District of Columbia from Rampart Insurance Company (“Rampart”), a New York stock insurance company pursuant to that certain stock purchase agreement (“Stock Purchase Agreement”), dated November 4, 2002, among CIFG NA, Rampart and Rampart’s indirect parent company Caisse Centrale des Assurances Mutuelles Agricoles (“CCAMA”) (the “Acquisition”). Prior to the Acquisition, and pursuant to the approval of the Texas Insurance Department and NYSID, 100% of WCIC’s then-existing liabilities were transferred from its balance sheet by means of “assumptive reinsurance”, thereby enabling CIFG NA to acquire WCIC as a “clean shell”. The two assumptive reinsurance agreements were between WCIC and (1) Rampart, covering all of GAN run-off business effective October 1, 2002 (the “Rampart Reinsurance Agreement”) and (2) General Security National Insurance Company, an affiliate of the SCOR Group (“GSNIC”), covering all policies issued and renewed in calendar years 2000, 2001 and 2002. The obligations of Rampart under the Stock Purchase Agreement, and under the Rampart Reinsurance Agreement, were originally guaranteed by CCAMA. Subsequently, CCAMA’s obligations have been assumed by Groupama S.A., a French insurance company (“Groupama”), upon CCAMA’s merger with and into Groupama.

Subsequent to the Acquisition, and pursuant to the approval of the Texas Insurance Department and NYSID, WCIC was re-domesticated to the State of New York by merger with and into Western Continental Insurance Company of New York, Inc., (“WCIC N.Y.”), a New York stock insurance corporation that was incorporated as a wholly-owned subsidiary of the Company on March 5, 2003 in the State of New York and initially licensed by NYSID on April 11, 2003 to conduct fidelity & surety and credit insurance. WCIC-NY was formed for the purpose of effectuating WCIC’s re-domestication to New York State. The effective date of such re-domestication by merger was June 30, 2003.

Effective August 31, 2003, pursuant to the approval of the NYSID, CIFG NA merged with and into WCIC NY. As part of the Plan of Merger, the name of WCIC NY was changed to CDC XIS Financial Guaranty North America, Inc.

Effective September 20, 2003 and pursuant to the approval of the NYSID, CIFG NA’s original direct parent, CIFG Services, Inc., then known as CDC IXIS Financial Guaranty Services Inc. (“CIFG Services”), transferred all of the outstanding shares of CIFG NA to five voting trustees in accordance with the Voting Trust Agreement (“Voting Trust Agreement”), dated September 17, 2003, in order to comply with certain U.S. state restrictions regarding the ownership or control of U.S. insurance companies by a foreign government or any agency or instrumentality thereof.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

The names of the five individuals voting trustees were disclosed to the NYSID. Under the terms of the Voting Trust Agreement, 80% of the trustees must be directors or officers of CIFG Services or the direct parent of CIFG Holding (i.e., effective December 31, 2004, CNCE and, until that date, CDC XIS). Although the shares are legally owned by the voting trustees in accordance with the Voting Trust Agreement, CIFG Services retains the economic benefits of the shares of CIFG NA. By virtue of the voting trust and related undertakings, the NYSID has determined, by letter dated August 8, 2003, that CIFG NA is deemed not to be owned or controlled by the Caisse des Depots et Consignations (then CIFG NA’s ultimate parent and a French public purpose entity established pursuant to legislation), the Republic of France or any governmental agency or instrumentality thereof within the meaning of Section 1102(h) of the New York Insurance Law.

CIFG Services is a management company that was incorporated in the state of Delaware during 2001. CIFG Services is a wholly owned subsidiary of CIFG Guaranty (formerly known as CDC lXlS Financial Guaranty). CIFG Guaranty is a reinsurance company that was registered in France by Registre du Commerce et des Sociétés on March 30, 2001. CIFG Guaranty is a wholly owned subsidiary of CIFG Holding, a French corporation that acts as a holding company for the CIFG group of companies. CIFG Guaranty owns 100% of the outstanding shares of CIFG Services and CIFG Europe. CIFG Europe is a French licensed insurance company authorized to write financial guaranty throughout the original 15 member states of the European Union and registered by Registre du Commerce et des Sociétés on September 24, 2001.

Effective February 23, 2005 the Company’s name was changed to CIFG Assurance North America, Inc (CIFG NA). Additionally, the affiliates of CIFG NA, formerly known as CDC XIS Financial Guaranty Holding, CDC IXIS Financial Guaranty and CDC XIS Financial Guaranty Europe, changed their names to CIFG Holding, CIFG Guaranty and CIFG Europe, respectively, effective October 29, 2004 and its affiliate CDC IXIS Financial Guaranty Services Inc. changed its name to CIFG Services, Inc. effective January 2005.

Each company, CIFG Guaranty, CIFG Europe and CIFG NA has a financial strength rating of Triple-A from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings.

2.	Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which for insurance companies differ in certain respects from the accounting practices prescribed or permitted by NYS ID. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies are as follows:

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

Investments

CIFG NA’s investment portfolio is accounted for on a trade-date basis and consists of investments in fixed income securities that are considered available-for-sale and are carried at fair value. Short-term investments are carried at cost, which approximates fair value. Unrealized gains and losses, net of deferred income taxes, are included as a component of “Accumulated Other Comprehensive Income” in shareholder’s equity. For purposes of computing amortized cost, premiums and discounts are accounted for using the effective yield method over the remaining terms of securities acquired. For premium on bonds that do not have call features, such premiums are amortized over the remaining terms of the securities. Premium and discounts on mortgage-backed and asset-backed securities are adjusted for the effects of actual and anticipated prepayments.

The Company’s process for identifying declines in the fair value of investments that are other than temporary involves consideration of multiple factors. These factors include current economic conditions, market prices, issuer-specific developments, the time period during which there has been a significant decline in value and the Company’s intent and ability to hold the investment for a sufficient period of time for the value to recover. If the Company’s analysis of these factors results in the determination that the decline is other-than temporary, CIFG NA writes down the carrying value of the investment and records a realized loss. As of December 31, 2004 and 2003, there were no declines in fair value deemed to be other than temporary.

Realized gains and losses on the sale of investments are determined on the basis of specific identification. Investment income is recorded when earned.

Deferred Acquisition Costs

Certain costs incurred, primarily related to and varying with the production of business, have been deferred. These costs include direct and indirect expenses related to underwriting, marketing, and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The Company considers deferred premium revenue and the present value of future premiums due to the Company under installment policies when determining the recoverability of deferred acquisition costs (DAC). DAC is amortized into the income statement as expense over the periods in which the related premiums are earned.

Premium Revenue Recognition

Up-front insurance premiums written are earned pro-rata over the duration of the underlying risk. Premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. The amount of risk outstanding is equal to the sum of the par amount of the debt insured. Installment insurance premiums written are recognized over each installment period. If an insured issue is retired early, the remaining deferred premium will be earned immediately. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium written which has been allocated to the unexpired underlying risk.

Losses and Loss Adjustment Expense Reserves

The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service defaults resulting from payment defaults on currently

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of regularly scheduled premiums earned to date. The company does not establish active credit reserves on premiums earned on advance refundings and since the Company’s actual early termination experience has been de minimis, the Company has not reversed the unallocated loss reserve established for policies which have terminated. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience.

The Company’s loss reserving policy, described above, is based on guidance provided in SFAS 60, “Accounting and Reporting by Insurance Enterprises,” SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.” SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur. Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonable estimated.

For the periods ending December 31, 2004 and 2003, there were no case reserves recorded.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims. However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

Due to diversity of financial guaranty industry accounting practices with respect to loss reserves, the FASB staff is considering whether to provide additional guidance with respect to this topic. The Company cannot currently assess whether any action which may or may not be taken by the FASB could impact its loss reserving policy in the future. Until and unless the FASB issues specific guidance on this matter, the Company intends to continue to apply its existing accounting policies.

Income Taxes

The Company will be included in the consolidated U.S. tax return of CIFG Services. The tax provision for CIFG NA is determined on a stand alone basis. Any results derived from participating in the consolidated return are reflected in the financial statements. Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs,

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

unrealized appreciation or depreciation of investments and the contingency reserve. A valuation allowance is established when it is more likely than not (a likelihood of more than 50 percent) that some portion or the entire deferred tax asset will not be realized.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from events that could cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Reinsurance premiums ceded and related commissions recorded are earned on a prorata basis over the period the reinsurance coverage is provided.

Intangible Assets

The Company’s acquisition of WCIC resulted in recording an intangible asset related to the fair value of the insurance licenses acquired. The Company has determined that the licenses have an indefinite life and, therefore, are not being amortized. The recoverability of the carrying value of the intangible asset is evaluated at least annually based on a review of forecasted discounted cash flows and by referencing other available information. As of December 31, 2004, there were no adjustments to the carrying value of the intangible asset.

Derivatives

The Company has issued insurance policies that do not qualify for the financial guaranty scope exception under Statement of Financial Accounting Standards (SFAS) 133 and 149, “Accounting for Derivative Instruments and Hedging Activities”. These contracts are recorded at fair value which is determined using models developed by the Company. The changes in the fair value of these policies are recorded in Net realized and unrealized gains (losses) on credit derivatives.

Foreign currency translation

The financial statements have been prepared in accordance with FAS Statement 52, “Foreign Currency Translation” (“SFAS 52”). Gains and losses resulting from transactions in foreign currencies are recorded in current net income.

Variable Interest Entities (VIE’s)

From time to time, the Company provides financial guaranty insurance for structured transactions backed by pools of assets of specified types. The obligations related to these transactions are often securitized through variable interest entities. In certain of these transactions, the Company guarantees payment obligations of counterparties, including variable interest entities, who may enter into credit default swaps referencing asset portfolios. The Company provides financial guaranty insurance of these entities at market rates and does not hold any equity position in these off-balance sheet arrangements. The Company consolidates variable interest entities where it is determined to be the primary beneficiary of the VIE.

Recent Accounting Pronouncements

Effective January 1, 2004 the Company adopted the Emerging Issues Task Force (EITF) Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). EITF 03-01 requires the Company to disclose

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

certain information about unrealized holding losses on its investment portfolio that have not been recognized as other-than-temporary impairments. The requirements were effective for fiscal years ending after December 15, 2003, and the Company has included the related required disclosures about investments in debt or marketable equity securities with market values below carrying values in its financial statement footnotes. In September 2004, the EITF issued Issue 03-01-1, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-01 ‘~, which delayed the guidance in paragraphs 10-20 of EITF 03-01.

In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 became effective in 2003 and did not have an impact on the Company.

In April 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. SFAS 149 amends SFAS 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative. SFAS 149 became effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company’s financial position and results of operations did not change as a result of the adoption of

SFAS 149.

In January 2003, the FASB issued FIN 46, as revised December 2003, as an interpretation of Accounting Research Bulletin No. 51 (“ARB 51”), “Consolidated Financial Statements.” FIN 46 addresses consolidation of variable interest entities by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity’s activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

In December 2003, FASB issued a revision to FIN 46 (“FIN 46-R”) which clarified several provisions of FIN 46, superceded the related FASB Staff Positions, and amended the effective date and transition of the pronouncement, except for certain types of entities. The Company has adopted the provisions of FIN 46-R effective January 1, 2004. The adoption of FIN 46-R has had no material effect on the Company’s financial condition and results of operations.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

3.	Related Parties

Administrative Services and Property Agreement

The Company entered into an Expense Sharing Agreement effective April 30, 2002 with CIFG Services, which was approved by the NYSID. Under this agreement CIFG Services provides the Company with management services, including office space and furniture and equipment used by the Company. Under the terms of this agreement, operating expenses are allocated based on the requirements of Regulation 30 of the NYSID. In 2004, 2003 and 2002, expenses charged by CIFG Services to the Company under this agreement were $21.3 million, $18.3 million and $9.0 million, respectively.

Facultative Reinsurance Agreement

On April 30, 2002, the Company entered into a Facultative Reinsurance Agreement (Agreement) with CIFG Guaranty. Under the terms of this Agreement, as amended effective June 24, 2003, CIFG Guaranty agrees to reinsure up to 90% of the Company’s acceptable risks (except that such reinsurance is limited to 50% of its risks in the State of Florida). The Company is allowed a 30% ceding commission on ceded premiums written under the terms of this Agreement. Ceded premium written under this facultative reinsurance agreement were $48.7 million, $52.8 million and $10.9 million for 2004, 2003 and 2002, respectively. As of December 31, 2004, 2003 and 2002, CIFG Guaranty pledged to CIFG NA $130.7 million, $35.4 million and $5.8 million, respectively, in support of reinsurance balance recoverable in accordance with Regulation 114(11 NYCRR 126).

Capital Maintenance Agreement

The Company has entered into an irrevocable keep-well capital maintenance agreement with CIFG Guaranty. The agreement requires CIFG Guaranty to contribute capital to the Company if at any time, the capital of the Company falls below $80 million.

Tax Sharing Agreement

The Company files a consolidated Federal income tax return with CIFG Services, and files separate-company state and local income tax returns. The method of allocation between the companies in the consolidated Federal income tax return is subject to a tax allocation agreement approved by the Board of Directors of CIFG NA and the New York Insurance Department. Pursuant to this tax allocation agreement between the companies, total Federal income tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognizable on a separate company basis. Intercompany tax balances are settled on a periodic basis, no less than annually.

4.	Deferred Acquisition Costs

Acquisition costs and ceding commissions are deferred and amortized in proportion to the related premium revenue to be recognized in future periods. The commission income and acquisition costs deferred and related amortization are as follows:

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

	Years ended 2004	December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Balance, beginning of period	$3,484	$2,938	$—
Current year costs:
Deferred acquisition costs	12,653	17,402	6,539
Deferred ceding commission income	(14,624)	(15,844)	(3,264)
Total deferred acquisition costs	(1,971)	1,558	3,275
Valuation allowance	—	—	(222)
	(1,971)	1,558	3,053
Amortization during the period	(1,136)	(1,012)	(115)
Balance, end of period	$377	$3,484	$2,938

5.	Investments

CIFG NA’s investment objective is to optimize after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. CIFG NA’s investment policies limit the amount of credit exposure to any one issuer. The fixed income portfolio is comprised of high-quality (primarily AAA rated) taxable investments of medium term maturities. Short-term investments consist principally of Unites States government obligations, commercial paper and money market instruments.

The following tables set forth the amortized cost and fair value of the fixed income securities and short-term investments included in the investment portfolio of CIFG NA:

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	$70,067	$267	$(346)	$69,988
State and municipal obligations	419	1	(3)	417
Short-term investments	67,887	—	—	67,887
Total	$138,373	$268	$(349)	$138,292

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	$55,774	$808	$(2)	$56,580
State and municipal obligations	3,427	12	(3)	3,436
Corporate securities	220	—	—	220
Shod-term investments	89,789	—	—	89,789
Total	$149,210	$820	$(5)	$150,025

Fixed income investments carried at amortized cost of $8 million as of December 31, 2004 and 2003 were on deposit with various regulatory authorities to comply with insurance laws.

The following table sets forth the distribution by contractual maturity of investments at amortized cost and fair value at December 31, 2004 and 2003. Actual maturity may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	December 31,
	2004		2003
	AmortizedCost	FairValue	AmortizedCost	FairValue
Due in one year or less	95,774	95,630	$127,779	$128,026
Due after one year through five years	42,368	42,430	21,197	21,765
Due after five year through ten years	231	232	234	234
Total	$138,373	$138,292	$149,210	$150,025

As of December 31, 2004 and 2003 no single issuer, excluding U.S. government obligations, exceeds 10% of Shareholder’s Equity.

The following table presents the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004:

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

	Less than 12 months			Greater than 12 months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
United States government obligations	$60,899	$(346)	$0	$0	$60,899	$(346)
State and municipal obligations	—	—	185	(3)	185	(3)
Total temporarily impaired fixed income	$60,899	$(346)	$185	$(3)	$61,084	$(349)

Net investment income was comprised of the following:

	Year ended December 31 2004	Year ended December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Fixed income securities	$1,086	$2,512	$1,473
Short-term investments	1,326	543	391
Investment income	2,412	3,055	1,864
Investment expenses	(139)	(90)	(8)
Net investment income	$2,273	$2,965	$1,856

Gross realized gains from fixed income securities were comprised of the following:

	Year ended December 31 2004	Year ended December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Gross gains	$10	$1,206	$—
Gross losses	—	—	—
Net realized capital gains	$10	$1,206	$—

Proceeds from the sale of fixed income securities were $3.8 million, $22.5 million and $0 for the periods ended December 31, 2004, 2003 and 2002, respectively.

6.	Reinsurance

On April 30, 2002, the Company entered into a Facultative Reinsurance Agreement (Agreement) with CIFG Guaranty. The Company utilizes reinsurance principally to increase aggregate premium capacity and to reduce the risk of loss on financial guarantee business underwritten. The Company is liable with respect to reinsurance ceded to the extent that the reinsurance company fails to meet its obligation to the Company. CIFG NA regularly monitors the financial condition of its reinsurer and believes there is no material unrecoverable reinsurance.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

The effect of reinsurance on premiums written was as follows:

	Year ended December 31 2004	Year ended December 31, 2003	For the period April 11, 2002 (date of inception) through December 31, 2002
Direct premium written	$45,058	$31,225	$7,818
Assumed premium written	10,088	36,907	6,691
Ceded premium written	(48,747)	(52,814)	(10,882)
Net premiums written	6,399	15,318	3,627

Change in direct deferred premiums revenue	(29,625)	(22,452)	(7,161)
Change in assumed deferred premiums revenue	(3,181)	(34,641)	(6,623)
Change in ceded deferred premiums revenue	30,218	44,648	10,338
Net premiums earned	$3,811	$2,873	$181

2003 net premiums earned include $308 from refundings, terminations and called bonds.

Ceding commission received from CIFG Guaranty was $14.6 million, $15.8 million and $3.3 million during 2004, 2003 and 2002, respectively.

7.	Income Taxes

The provision for income taxes is $0 for the periods ending December 31, 2004, 2003 and 2002.

The Company’s total tax provision differs from the amount that would be obtained by applying the tax rate to pretax book income, due to the impact of contingency reserve, disallowed expenses and the establishment of a valuation allowance.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003 are presented below:

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

	As of December 31,
	2004	2003
Deferred tax assets:
Net operating loss carryforward	$4,549	$3,559
Deferred premium revenue	252	351
Other	364	101
Unrealized loss	28	—
Less: valuation allowance	(4,649)	(2,605)
Total deferred tax assets	544	1,406

Deferred tax liabilities:
Unrealized gains	—	285
Accretion of discount	27	23
Deferred acquisition costs	132	1,219
Other	357	164
Total deferred tax liabilities	516	1,691
Net deferred tax (asset)/liability	$(28)	$285

At December 31, 2004, the Company had net operating loss carryforwards available to offset future taxable income of $13 million of which $3.9 million, $3.7 million and 5.4 million will expire in 2024, 2023 and 2022, respectively.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Due to the Company’s start up activities, the Company has yet to establish an earnings history. As a result, management has established a valuation allowance to offset deferred tax assets.

8.	Dividend Restrictions

Under New York State insurance law, CIFG NA may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. Any dividends declared or paid may not exceed, together with all other dividends declared or distributed by CIFG NA during the next preceding twelve months, the lesser of (i) 10% of its shareholder’s surplus shown on its last filed statement, or (ii) one hundred percent of adjusted net investment income (as defined under New York Insurance Law), for such 12-month period without prior approval of the Superintendent of the NYSID. As of December 31, 2004, 2003 and 2002 the Company did not declare or pay any dividends.

The Company has voluntarily committed that it would not pay any dividends for the first two years of operations without the prior approval of the NYS ID.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

9.	Statutory Accounting Practices

U.S. GAAP differs in certain significant respects from accounting practices prescribed or permitted by the NYSID.

The following summarizes the significant differences between statutory accounting practices and U.S. GAAP.

	As of December 31,
	2004	2003
U.S. GAAP Shareholder’s Equity	$129,399	$125,508
Statutory adjustments:
Premium revenue recognition	(1,947)	(785)
Deferred acquisition costs	(377)	(3,484)
Goodwill	(8,480)	(8,750)
Loss and loss adjustment reserves	656	275
Contingency reserve	(3,383)	(7,252)
Provision for reinsurance	—	(4,385)
Deferred income taxes	(28)	285
Unrealized gains	81	(815)
Fair value of derivatives	22	16
Deferred Ceding commission income	(1,820)	—
Non admitted assets	(495)	(1,562)
Statutory capital and surplus	$113,628	$99,051

The principal differences result from the following statutory accounting practices:

•	Upfront premiums are recognized as earned when related principal and interest have expired while under GAAP, premiums are recognized as earned over the expected coverage period;

•	Liabilities for unearned premiums are shown net of amounts ceded under reinsurance contracts while under GAAP, they are recorded at their gross amounts;

•	Acquisition costs are charged to operations as incurred. Under GAAP, such costs are deferred and amortized as the related premiums are earned;

•	Goodwill was charged directly to surplus as a result of the statutory mergers while under GAAP the goodwill is carried as an intangible asset subject to impairment tests;

•

A contingency reserve is computed on the basis of statutory requirements, and reserves for case basis losses and LAE are established, at present value, for specific insured issues that are identified as currently or likely to be in default. Under GAAP, case basis loss reserves are established at present value based on CIFG NA’s reasonable estimate of the identified losses and LAE, plus estimates for reserves for the portfolio of active credits on the insured obligations written;

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

•

A provision is made for ceded unearned premiums and losses recoverable, in excess of funds held, on business reinsured with companies not qualified or licensed in the state of New York through a direct charge to surplus while under GAAP there is no such provision;

•

Fixed income securities are carried at amortized cost rather than designated as available for sale and carried at fair value. Unrealized gains or losses are not recognized as a separate component of shareholder’s equity net of applicable deferred federal income tax;

•

Deferred tax assets in excess of certain defined limitations are excluded from the balance sheet and charged to surplus as a non-admitted asset. Under GAAP, deferred federal income taxes reflect the net tax effect of temporary differences between the carrying amount of GAAP basis assets and liabilities and the amounts used for federal income tax purposes. The change in net deferred taxes, excluding the amount related to unrealized gains and losses, is a component of net income;

•

Financial guarantees are accounted on an accrual basis, while under GAAP, certain financial guarantees do not qualify for the financial guarantee scope exception under SFAS 133 as amended by SFAS 149, “Accounting for Derivative Instruments and Hedging Activities,” and are recorded at fair value;

•	Ceding commission earned can off set acquisition costs but can not exceed them. A liability is established for any amount of ceding commissions in excess of acquisition expenses.

•	Certain assets classified as non-admitted are charged directly to surplus but are reflected as assets under GAAP; and

•

WCIC’s accounts are included in the accounts of the Company in accordance with SSAP No. 68, “Business Combinations and Goodwill”, while under GAAP, purchase accounting is used and WCIC account balances are not included until the date of acquisition in 2003.

CIFG NA’s statutory financial statements are prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Prescribed statutory accounting principles include state laws, regulations and general administrative rules, as well as a variety of the National Association of Insurance Commissioners (NAIC) publications. The NAIC Statements of Statutory Accounting Principles (SSAP) have been adopted as a component of prescribed or permitted practices by the State of New York. The State of New York has adopted certain prescribed practices which vary from those found in SSAP. These differences have no impact on the net income and the determination of statutory surplus. Statutory capital and surplus was $113,628 and $99,051 at December 31, 2004 and 2003, respectively which meets New York State minimum capital requirements. Qualified statutory capital (statutory capital and surplus plus contingency reserve) was $117,011 and $106,303 at December 31, 2004 and 2003, respectively. Statutory net loss for CIFG NA was $(5,232), $(4,197) and $(4,005) for the period ending

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

December 31, 2004, 2003 and 2002, respectively.

10.	Net Insurance in Force

The Company’s policies guaranty the scheduled payments of principal and interest on municipal and structured obligations. The net exposure retained on any risk is subject to formalized underwriting guidelines.

As of December 31, 2004, insurance in force, net of cessions, had a range of maturity of 2-40 years diversified among 370 outstanding policies.

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net
Global Single Risk
State general obligations	$2,245,467	$426,271	$1,262,638	$380,558
State tax backed	935,565	158,429	129,113	77,784
Toll roads	680,482	68,948	414,337	42,334
Sovereign/Sub sovereign	614,326	106,463	68,728	51,903
Airports	680,669	116,094	272,694	75,297
Investor owned utilities	229,225	67,922	182,283	63,228
Transportation	136,400	13,640	—	—
Utility systems	427,183	105,296	331,475	95,725
City & county general obligations	414,995	78,513	260,900	63,103
Project finance	87,014	8,701	79,903	7,990
Public power	350,143	81,112	351,372	81,235
Local tax backed	212,145	47,261	62,145	32,261
Health care	165,946	16,595	21,624	2,162
Higher education	65,998	14,100	60,981	13,598
Total Global Single Risk	7,245,558	1,309,345	3,498,193	987,178

Global Structured Finance
CDO asset-backed	3,774,172	538,394	2,463,262	407,540
CDO Investment Grade	2,303,144	371,906	943,945	235,986
Lease assets	1,279,440	240,928	1,144,934	233,718
Home equity	1,109,907	110,991	705,348	70,535
Mortgage backed	724,074	72,407	204,891	20,489
CDO high yield	565,163	70,466	164,941	30,444
Auto loans	442,848	44,285	251,846	25,185
Commercial asset backed	320,418	32,042
Other consumer	150,000	37,500	150,000	37,500
Commercial mortgage backed	112,535	11,253	—
Credit cards	101,000	10,100	101,000	10,100
Other structured finance	4,518	452	—
Total Global Structured Finance	10,887,219	1,540,724	6,130,167	1,071,497
Total Par	$18,132,777	$2,850,069	$9,628,360	$2,058,675

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

The Company limits its exposure to losses from writing financial guarantees through a formal credit approval process and by maintaining a surveillance function which monitors insured transactions. Additionally, the Company mitigates credit risk by underwriting investment grade transactions and maintaining collateral requirements on asset-backed obligations, as well as through reinsurance.

Gross par outstanding includes $5.1 billion and $3.7 billion of assumed business, at December 31, 2004 and at December 31, 2003, respectively.

The distribution of gross and net par in force by geographical location is presented in the following table:

	As of December 31,
	2004			2003
	Gross	Net	% of Net	Gross	Net	% of Net
United States:
New York	$ 2,634,328	$ 542,662	19%	$ 1,193,113	$ 428,676	21%
California	745,210	136,637	5%	509,615	113,078	5%
Puerto Rico	593,224	160,459	6%	287,018	129,773	6%
Illinois	447,405	44,741	2%	149,330	14,933	1%
New Jersey	422,815	69,781	2%	272,815	54,781	3%
Colorado	212,876	21,288	1%	13,124	1,312	—%
Georgia	199,150	19,915	1%	—	—	—%
Texas	194,908	67,518	2%	198,704	67,898	3%
Alabama	176,000	32,600	1%	176,000	32,600	2%
Wisconsin	150,000	15,000	1%	100,000	10,000	—%
Other States	645,944	120,844	4%	362,569	92,507	4%
United States Diversified	8,056,653	1,181,917	41%	5,252,830	930,513	45%
Total United States	14,478,513	2,413,362	85%	8,515,118	1,876,071	91%

Non United States:
Italy	545,598	54,560	2%	—	—	—%
United Kingdom	367,579	36,758	1%	207,434	20,743	1%
France	283,092	28,309	1%	261,501	26,150	1%
Germany	212,773	21,277	1%	204,891	20,489	1%
Brazil	205,000	20,500	1%	—	—	—%
Greece	136,400	13,640	—%	—	—
Canada	68,728	51,903	2%	68,728	51,903	3%
Australia	20,875	2,087	—%	19,862	1,986	—%
Spain	3,601	360	—%	3,326	333	—%
Europe Diversified	1,401,419	166,393	6%	347,500	61,000	3%
Non United States	409,199	40,920	1%	—	—	—%
Total Non United States	3,654,264	436,707	15%	1,113,242	182,604	9%
Grand Total	$18,132,777	$2,850,069	100.0%	$9,628,360	$2,058,675	100.0%

As of December 31, 2004 and 2003, the distribution of par exposure by form of credit enhancement is set forth in the following table:

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net
Financial guaranty	$10,699,242	$1,114,316	$5,725,424	$1,290,961
Credit default swaps	7,433,535	1,735,753	3,902,936	767,714
	$18,132,777	$2,850,069	$9,628,360	$2,058,675

At December 31, 2004 and 2003, gross par outstanding includes $7.4 billion and $3.9 billion, respectively, underwritten through variable interest entities. These entities are considered to be variable interest entities under Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46-R), “Consolidation of Variable Interest Entities”.

11.	Loss and Loss Adjustment Reserves

The Company’s reserve for losses and loss adjustment expenses consists of active credit reserves only. There were no case basis reserves or case activity during 2004 and 2003. Activity in the losses and loss adjustment reserve is summarized as follows:

	As of December 31,
Active Credit Reserves	2004	2003
Balance, beginning of period	$275	$18
Incurred losses and loss adjustment expense	381	257
Balance, end of period	$656	$275

12.	Fair Value of Financial Instruments

The following fair value amounts were determined by using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes were unavailable, interpreting market data and estimating market values required considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount CIFG NA could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Fixed income securities: The fair values of fixed income securities are based primarily on quoted market prices.

Short-Term Investments and Cash: The fair values of short-term investments and cash are assumed to approximate amortized cost.

Investment Income Due and Accrued: The fair value of investment income due and accrued is assumed to approximate carrying value.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

Deferred Premium Revenue: The fair value of the deferred premium revenue is based upon the estimated cost to reinsure those exposures at current market rates, which amount consists of the current deferred premium revenue, less an estimated ceding commission thereon. Other financial guarantee insurance policies have been written on an installment basis, where the future installment premiums to be received by CIFG NA are determined based on the outstanding exposure at the time these premiums are due. The fair value of the Company’s future premium revenue under its installment policies is measured using the present value of estimated future installment premiums, less an estimated ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios.

The carrying amount and estimated fair value of financial instruments are presented below:

	As of December 31,
	2004		2003
	Carrying Amount	Estimated Fair value	Carrying Amount	Estimated Fair value

Financial Assets:
Fixed income securities	$70,405	$70,405	$60,236	$60,236
Short-term investments	67,887	67,887	89,789	89,789
Cash	6,568	6,568	523	523
Investment income due and accrued	619	619	582	582

Financial Liabilities:
Deferred premium revenue:
Gross	103,573	72,501	72,148	50,504
Net of reinsurance	18,468	12,928	16,018	11,213

Off-balance sheet instruments:
Installment premium receivable
Gross	—	53,812	—	30,864
Net of reinsurance	—	7,230	—	5,340

13.	Credit Default Swaps

Certain contracts entered into by the Company meet the definition of a derivative under Statement of Financial Accounting Standards (SFAS) No. 133 as amended by SEAS 149, “Accounting for Derivative Instruments and Hedging Activities”. The Company has recorded these products at estimated fair value. Due to the highly customized terms and conditions of these contracts, they are considered to be, in substance, financial guaranty contracts. The Company has the intent to hold them to maturity. Changes in fair value are dependent upon a number of factors including changes in credit spreads and other market factors.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(Dollars Amounts in Thousands)

14.	Business Acquisition

In February 2003 CIFG NA purchased 100% of the stock of WCIC from Rampart and Rampart’s indirect parent company, CCAMA Prior to the acquisition, and pursuant to the approval of the Texas and New York Departments of Insurance, all of WCIC’s existing liabilities were transferred from its balance sheet by means of “assumptive reinsurance” as disclosed in Note 1. In addition, prior to the acquisition, WCIC paid ordinary and extraordinary dividends of $2,835 and $5,800, respectively, to its parent, Rampart, as approved by Texas State Insurance Department. The purchase price was $21,009 resulting in an intangible asset assigned to the insurance licenses of $8,331.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Financial Statements

December 31, 2004

Report of Independent Auditors

Consolidated Balance Sheets as of December 31, 2004 and 2003

Consolidated Statements of Operations for the years ended

December 31, 2004, 2003 and 2002

Consolidated Statements of Changes in Shareholder’s Equity and

Comprehensive Income for the years ended December 31, 2004,

and 2003 and 2002

Consolidated Statements of Cash Flows for the years ended

December 31, 2004, 2003 and 2002

Notes to Consolidated Financial Statements

Report of Independent Auditors

To the Board of Directors and Shareholder

of CIFG Guaranty and Subsidiaries

(Formerly known as CDC IXIS Financial Guaranty and Subsidiaries):

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder’s equity and comprehensive income and loss and of cash flows present fairly, in all material respects, the financial position of CIFG Guaranty and its subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

New York, New York

April 20, 2005

CIFG Guaranty

(Formerly known as CDC XIS Financial Guaranty S.A.)

Consolidated Balance Sheets

(In ‘000s, except share amounts)

	As of December 31,
	2004		2003
Assets	€	$ (Unaudited) (a)	€
Investments
Fixed income securities, at fair value
(amortized cost of € 147,854 and € 62,955)	€147,600	$201,326	€63,617
Short-term investments, at cost (approximates fair value)	413,476	563,981	422,305
Total investments	561,076	765,307	485,922

Cash	7,239	9,874	2,301
Premium receivable	6,212	8,473	4,135
Prepaid reinsurance premiums	1,488	2,030	262
Intangible asset	6,108	8,331	6,610
Property and equipment, net	938	1,279	1,274
Deferred acquisition costs, net	33,628	45,869	23,711
Other assets	4,742	6,469	1,157
Total assets	€621,431	$847,632	€525,372

Liabilities and Shareholder’s Equity
Liabilities
Deferred premium revenue	€83,440	$113,812	€61,040
Loss and loss adjustment reserves	4,173	5,692	1,496
Deferred income taxes	7,760	10,585	4,025
Accounts payable and accrued expenses	11,581	15,796	11,356
Other liabilities	862	1,176	438
Total liabilities	107,816	147,061	78,355

Shareholders Equity
Common stock (par value € 10 per share; authorized,
issued and outstanding shares - 56,408,451 and 49,758,720)	564,085	769,412	497,587
Additional paid-in capital	2,867	3,911	0
Accumulated deficit	(6,165)	(8,409)	(14,092)
Accumulated other comprehensive loss (net of
deferred income taxes of € (89) and €232)	(47,172)	(64,343)	(36,478)
Total shareholder’s equity	513,615	700,571	447,017
Total liabilities and shareholder’s equity	€621 431	$847,632	€525,372

(a) The financial statements are stated in euros. The translation of euros into U.S. dollars are presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to € 1.00.

The convenience translation should not be construed as representation that the euro amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any rate of exchange.

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Operations

(In ‘000s)

	Years ended December 31
	2004				2003		2002
	€		$	(Unaudited) (a)	€		€

Revenues
Gross premiums written		€56,518		$77,091		€66,161		€18,217
Ceded premiums written		(1,399)		(1,908)		(27)		(423)
Net premiums written		55,119		75,183		66,134		17,794
Change in net deferred premium revenue		(28,740)		(39,201)		(52,485)		(16,369)
Net premium earned (net of ceded
earned premium of € 230 in 2004,
€63 in 2003 and € 30 in 2002)		26,379		35,982		13,649		1,425
Net investment income		2,938		4,007		2,742		2,044
Net realized investment gains		6,181		8,431		6,560		7,755
Net realized and unrealized
gains (losses) on credit derivatives		2		3		(67)		(2)
Other income		832		1,135		362		664
Total revenues		36,332		49,558		23,246		11,886

Expenses
Losses and loss adjustment expenses		2,638		3,598		1,365		142
Amortization of deferred acquisition costs		5,065		6,909		2,370		352
Operating expenses		16,188		22,080		14,732		16,625
Other expense		—		—		226		490
Total expenses		23,891		32,587		18,693		17,609

Income (loss) before income taxes		12,441		16,971		4,553		(5,723)
Provision for income taxes		4,514		6,157		2,751		1,455
Net income (loss)		€7,927		$10,814		€1,802		€(7,178)

(a)

The financial statements are stated in euros. The translation of euros into U.S. dollars are presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to €1 .00.

The convenience translation should not be construed as representation that the euro amounts have been, could have been, or could in the future be, converted into U.S. dollars at this or any rate of exchange.

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Changes in Shareholder’s Equity and Comprehensive Income

(in ‘000s)

	Years ended December 31
	2004		2003		2002
Common Shares
Shares at beginning of period	49,759		30,000		30,000
Issuance of company shares	6,649		19,759		--
Shares as of December 31	56,408		49,759		30,000

Common Stock
Balance at beginning of period	€ 497,587		€ 300,000		€ 300,000
Issuance of company shares	66,498		197,587		--
Balance as of December 31	€ 564,085		€ 497,587		€ 300,000

Additional paid-in capital
Balance at beginning of period	€--		€--		€--
Stock-based compensation	2,867		--		--
Balance as of end of year	€ 2,867		€ 0		€ 0

Accumulated deficit
Balance at beginning of period	€ (14,092)		€ (15,894)		€ (8,716)
Net income (loss)	7,927	€ 7,927	1,802	€ 1,802	(7,178)	€ (7,178)
Balance as of December 31	€ (6,165)		€ (14,092)		€ (15,894)

Accumulated other comprehensive income (loss)
Balance at beginning of period	€ (36,478)		€ (15,110)		€ (112)
Net change in unrealized appreciation of securities, net of deferred tax (benefit) expense of€ (89) in 2004, € (863) in 2003 and €1095 in 2002		(596)		(1,602)		2,033

Change in currency translation		(10,098)		(19,766)		(17,031)

Total other comprehensive income (loss)	(10,694)	(10,694)	(21,368)	(21,368)	(14,998)	(14,998)

Total comprehensive income (loss)		€ (2,767)		€ (19,566)		€(22,176)

Balance as of December 31	€ (47,172)		€ (36,478)		€ (15,110)

Total Shareholders Equity	€ 513,615		€ 447,017		€ 268,996

	2004		2003		2002
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising during the period, net of taxes	€ (601)		€ (2,295)		€ 2,033
Less: reclassification adjustment for net gains (losses) included in net income, net of taxes	5		693		--
Net unrealized (depreciation) appreciation of securities, net of taxes	€ (596)		€ (1,602)		€ 2,033

The accompanying notes are an integral part of these financial statements.

CIFG Guaranty

(Formerly known as CDC IXIS Financial Guaranty S.A.)

Consolidated Statements of Cash Flows

(€ in 000s)

	Years ended December 31,
Cash flows from operating activities	2004	2003	2002
Net income (loss)	€7,927	€1,802	€(7,178)
Adjustments to reconcile net income (loss) to net cash provided by operating activities Amortization of bond premium	489	998	616
Depreciation	395	404	261
Increase in loss and loss adjustment reserves	2,660	1,362	131
Increase in deferred premium revenue	18,052	43,670	15,170
Decrease (increase) in prepaid reinsurance premiums	(1,226)	92	(354)
Increase in deferred acquisition costs	(10,127)	(16,173)	(8,007)
Increase in premium receivable	(2,330)	(402)	(4,398)
(Decrease) increase in ceded reinsurance balances payable	(212)	(62)	303
Increase (decrease) in accounts payable and accrued expenses	225	(721)	3,746
Increase in investment income due and accrued	(882)	(99)	(409)
Deferred income taxes	4,038	2,563	1,048
Net realized gains on sale of investments	(6,181)	(6,560)	(7,755)
Net mark-to-market (gain) losses on credit derivative contracts	(5)	59	2
Increase (decrease) in intercompany payable to affiliates	190	22	(1,007)
Other, net	4,008	1,925	3,637
Net cash provided (used) by operating activities	17,021	28,880	(4,194)

Cash flows from investing activities
Purchase of fixed income securities, net	(116,881)	(24,214)	(69,532)
Proceeds from the sale of fixed income securities, net	2,757	18,067	—
Proceeds from the maturity of fixed income securities, net	23,332	516	—
Sale (purchase) of short term investments, net	9,517	(204,122)	76,429
Capital expenditures, net	(152)	(152)	(1,094)
Purchase of subsidiary, net of cash acquired	—	(15,895)	—
Net cash (used) provided by investing activities	(81 ,427)	(225,800)	5,803

Cash flows from financing activities
Issuance of common shares	69,365	197,587	—

Effect of exchange rate changes on cash	(21)	(5)	(5)

Increase in cash	4,938	662	1,604
Cash at beginning of period	2,301	1,639	35
Cash as of December 31	€7,239	€2,301	€1,639

Supplemental disclosures of cash flow information
Taxes paid	€—	€601	€6

The accompanying notes are an integral part of these financial statements.

1.	Business and Organization

CIFG Guaranty, formerly known as CDC IXIS Financial Guaranty S.A. (“CIFG Guaranty” or, together with its consolidated subsidiaries, the “Company”), is a French société anonyme that is a wholly owned subsidiary of CIFG Holding (“CIFG Holding”), a French société anonyme formerly known as CDC IXIS Financial Guaranty Holding S.A., which in turn is a 100% owned subsidiary of Caisse Nationale des Caisses d’Epargne (“CNCE”), a French société anonyme. CIFG Holding and its subsidiaries (the “CIFG Group”) constitute a monoline financial guaranty group engaged solely in the financial guaranty business. The CIFG Group is made up of CIFG Holding; CIFG Guaranty; CIFG Europe (“CIFG Europe”), formerly known as CDC IXIS Financial Guaranty Europe S.A., a French société anonyme that is a wholly owned subsidiary of CIFG Guaranty; CIFG Services (“CIFG Services”), formerly known as CDC IXIS Financial Guaranty Services, Inc., a wholly-owned subsidiary of CIFG Guaranty incorporated in the state of Delaware in 2001 that provides management services to the CIFG Group; and CIFG Assurance North America, Inc. (“CIFG NA”), formerly known as CDC IXIS Financial Guaranty North America, Inc.

Effective October 29, 2004, the Company’s name was changed to CIFG Guaranty, the name of its parent CDC IXIS Financial Guaranty Holding, S.A. was changed to CIFG Holding and the name of its subsidiary CDC IXIS Financial Guaranty Europe was changed to CIFG Europe. Effective January 11, 2005, the name of the Company’s subsidiary CDC IXIS Financial Guaranty Services Inc. was changed to CIFG Services, Inc. Effective February 23, 2005 the name of CDC IXIS Financial Guaranty North America, Inc. was changed to CIFG Assurance North America, Inc.

Effective September 20, 2003, CIFG NA’s original direct parent, CIFG Services, transferred all of the outstanding shares of CIFG NA to five voting trustees in accordance with a voting trust agreement, dated September 17, 2003, in order to comply with certain U.S. state restrictions regarding the ownership or control of U.S. insurance companies by a foreign government or any agency or instrumentality thereof. While the voting trustees possess and shall be entitled to exercise all rights and powers of an absolute owner of such shares as provided for in CIFG NA’s charter and applicable law, CIFG Services is the beneficial owner of the Voting Trust. As such, CIFG Services is entitled to receive all dividends and distributions declared and paid by CIFG NA.

CIFG Guaranty, established in 2001, is a financial guaranty reinsurance company domiciled in France that provides reinsurance solely to CIFG Europe and CIFG NA. CIFG Europe, established in 2001, is a monoline financial guaranty company domiciled in France that is licensed to conduct business in all 15 original member states of the European Union. CIFG NA, established in 2002, is a monoline financial guaranty company domiciled in the State of New York that, as of December 31, 2004, was licensed to transact financial guaranty insurance in 42 states, the District of Columbia and the Commonwealth of Puerto Rico. Each of CIFG Guaranty, CIFG Europe and CIFG NA, has a financial strength rating of Triple-A from Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings.

2.	Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which for insurance companies differ in certain respects from the accounting practices prescribed or permitted by New York State Insurance Department (NYSID). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies are as follows:

Consolidation

The consolidated financial statements include the accounts of CIFG Guaranty, CIFG Europe, CIFG Services, CIFG NA and certain variable interest entities for which the Company is the primary beneficiary. The financial statements of CIFG NA are consolidated because CIFG Services retains all of the beneficial interest in the shares of CIFG NA. All significant intercompany balances have been eliminated.

Investments

The Company’s investment portfolio is accounted for on a trade-date basis and consists of investments in fixed income securities that are considered available-for-sale and are carried at fair value. Short-term investments are carried at cost, which approximates fair value. Unrealized gains and losses, net of deferred income taxes, are included as a component of “Accumulated Other Comprehensive Income” in shareholder’s equity. For purposes of computing amortized cost, premiums and discounts are accounted for using the effective yield method over the remaining terms of securities acquired. For premium bonds that do not have call features, such premiums are amortized over the remaining terms of the securities. Premium and discounts on mortgage-backed and asset-backed securities are adjusted for the effects of actual and anticipated prepayments.

The Company’s process for identifying declines in the fair value of investments that are other than temporary involves consideration of multiple factors. These factors include current economic conditions, market prices, issuer-specific developments, the time period during which there has been a significant decline in value and the Company’s intent and ability to hold the investment for a sufficient period of time for the value to recover. If the Company’s analysis of these factors results in the determination that the decline is other-than temporary, the Company writes down the carrying value of the investment and records a realized loss. As of December 31, 2004, 2003 and 2002, there were no declines in fair value deemed to be other than temporary.

Realized gains and losses on the sale of investments are determined on the basis of specific identification. Investment income is recorded when earned.

Deferred Acquisition Costs

Certain costs, primarily related to and varying with the production of new financial guaranty business, have been deferred. These costs include direct and indirect expenses related to underwriting, contract origination expenses, rating agency fees and premium taxes, net of reinsurance ceding commissions. The Company considers deferred premium revenue and the present value of future premiums due to the Company under installment contracts when determining the recoverability of deferred acquisition costs (DAC). DAC is amortized into the income statement as expense over the periods in which the related premiums are earned.

Premium Revenue Recognition

Up-front financial guaranty premiums written are earned pro-rata over the duration of the underlying risk. Premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. The amount of risk outstanding is equal to the sum of the par amount of the debt insured. Installment premiums written are recognized over each installment period. If a guaranteed issue is retired early, the remaining deferred premium will be earned immediately. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium written which has been allocated to the unexpired underlying risk.

Losses and Loss Adjustment Expense Reserves

The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service defaults resulting from payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of regularly scheduled premiums earned to date. The Company does not reduce the unallocated loss reserve established for policies which have terminated. To date, the Company’s actual early termination experience has been de minimis. The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. For the periods ending December 31, 2004 and 2003, there was no case reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in SFAS 60, “Accounting and Reporting by Insurance Enterprises,” SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.” SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur. Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims. However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

Due to diversity of financial guaranty industry accounting practices with respect to loss reserves, the FASB staff is considering whether to provide additional guidance with respect to this topic. The Company cannot currently assess whether any action which may or may not be taken by the FASB could impact its loss reserving policy in the future. Until and unless the FASB issues specific guidance on this matter, the Company intends to continue to apply its existing accounting policies.

Income Taxes

These consolidated financial statements were prepared to include the CIFG Group of entities which consists of two separate consolidated groups for tax return purposes: the French group (CNCE, CIFG Holding, CIFG Guaranty and CIFG Europe) and the US group (CIFG Services and CIFG NA). Current income taxes are calculated in accordance with the local income tax rules applicable to each entity within their respective jurisdiction. Based on the tax consolidation agreement, these companies calculate their income taxes as if they were on a “stand-alone” basis and pay any resulting tax to CNCE. The agreement also provides that, in the event that a CIFG Group company leaves the CNCE tax consolidation group, it will be reimbursed for the benefit of any tax losses previously utilized by the CNCE Group. CIFG Services and CIFG NA file a consolidated US income tax return and are not included in the CNCE French tax consolidation.

Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs, and unrealized appreciation or depreciation of investments. A valuation allowance is established when it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax asset will not be realized.

Reinsurance

In the normal course of business, from time-to-time the Company seeks to reduce its financial guaranty exposure by reinsuring certain levels of risk with other insurance enterprises or reinsurers. Reinsurance premiums ceded and related commissions recorded are recognized on a pro-rata basis over the period the reinsurance coverage is provided.

Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment, software and leasehold improvements which are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over seven years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over five years.

Maintenance and repairs are charged to expense as incurred. The Company recognized depreciation expense of €395, €404 and €261 for 2004, 2003 and 2002, respectively.

Intangible Assets

The Company’s acquisition of WCIC resulted in recording an intangible asset related to the fair value of the insurance licenses acquired. The Company has determined that the licenses have an indefinite life and, therefore, are not being amortized. The recoverability of the carrying value of the intangible asset is evaluated annually based on a review of forecasted discounted cash flows and by referencing other available information. As of December 31, 2004, there were no adjustments required to the carrying value of the intangible asset.

Derivatives

The Company has entered into financial guaranty contracts that do not qualify for the financial guaranty scope exception under Statement of Financial Accounting Standards (SFAS) 133 and 149, “Accounting for Derivative Instruments and Hedging Activities”. These contracts are recorded at fair value which is determined using models developed by the Company. The changes in the fair value of these contracts are recorded in net realized and unrealized gains (losses) on credit derivatives.

Variable Interest Entities (VIE’s)

From time to time, the Company provides financial guaranties of structured transactions backed by pools of assets of specified types. The guaranteed obligations are frequently supported by assets which have been securitized through variable interest entities. In certain other transactions, the Company guarantees payment obligations of counterparties, including variable interest entities that may enter into credit default swaps referencing asset portfolios. The Company provides financial guaranties covering certain obligations of these entities at market rates and does not hold any equity position in these off-balance sheet arrangements. The Company consolidates variable interest entities where it is determined to be the primary beneficiary of the VIE.

Foreign Currency

Financial statement accounts expressed in foreign currencies are translated into euros in accordance with FAS Statement 52, “Foreign Currency Translation” (“SFAS 52”). Under SFAS 52, functional currency assets and liabilities are translated into euros using exchange rates in effect at the balance sheet dates and the related translation adjustments are included as a component of “Accumulated Other Comprehensive Income” in Stockholders’ Equity. Functional currencies are generally the currencies of the local operating environment. Income statement accounts expressed in functional currencies are translated using average exchange rates. Foreign currency transaction gains and losses, arising primarily from guarantees denominated in foreign currencies, are reflected in net income. The Consolidated Statements of Operations include pre-tax losses from such foreign exchange items of €857, €1,424 and €3 for the years ending 2004, 2003 and 2002, respectively.

The financial statements are stated in euros. The translations of euros into US dollars are presented solely for the convenience of the reader, using the observed exchange rate at

December 31, 2004 of $1.364 to € 1.00. The convenience translations should not be construed as representations that the euro amounts have been, could have been, or could in the future be, converted into US dollars at this or any other rate of exchange.

Stock Compensation Plan

Certain employees of CIFG Services and CIFG Europe participate in the stock option plans of CIFG Holding which provide for stock-based compensation. The Company accounts for stock-based compensation in accordance with the fair-value method prescribed by SFAS Statement 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) as amended by SFAS Statement 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” (“SFAS 148”) As prescribed under SFAS 148, the compensation expense on options granted to employees is based on the fair value of the option at the grant date, which has been determined using an option-pricing model. This compensation cost value is recognized as an expense over the period in which the options vest and is reflected in net income. In accordance with SFAS 148, the compensation expense related to the stock option plan has been “pushed down” to the subsidiary which employs the beneficiaries of the plan.

Performance Unit Plan

The Compensation Committee approved the Performance Unit Plan (“PUP Plan”) in April, 2004. The PUP Plan provides for long-term incentive awards to employees, which are determined at the discretion of the Compensation Committee. Actual amounts to be paid are adjusted upward or downward depending on the pre-tax income of the Company as compared to a baseline target. At the end of the three-year performance period, the sum of the audited income before taxes is divided by the target amount and multiplied by an interest factor, resulting in a final unit value, which is subject to a cap and a floor, as defined in the PUP Plan. Vesting is over a three-year period following the grant date. Payments are made at the end of each three-year measurement period, with the first payout scheduled for March, 2007.

The PUP Plan, compensation expense incurred is reflected in the financial statements of the respective subsidiary which employs the beneficiaries.

Recent accounting pronouncements

In April 2003, the FASB issued SFAS Statement 149 “Amendment to Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities.” The Company’s financial position and results of operation did not change as a result of the adoption of SFAS 149.

In May 2003, the FASB issued SFAS Statement 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 did not have an impact on the financial position or results of operations of the Company.

In January 2003, the FASB issued FIN 46, as revised December 2003, as an interpretation of Accounting Research Bulletin No. 51 (“ARB 51”), “Consolidated Financial Statements.” FIN 46 addresses consolidation of variable interest entities by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity’s activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

In December 2003, FASB issued a revision to FIN 46 (“FIN 46-R”) which clarified several provisions of FIN 46, superceded the related FASB Staff Positions, and amended the effective date and transition of the pronouncement, except for certain types of entities. The Company has adopted the provisions of FIN 46-R effective January 1, 2004. The adoption of FIN 46-R has had no material effect on the Company’s financial condition and results of operations.

Effective January 1, 2004 the Company adopted the Emerging Issues Task Force (EITF) Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). EITF 03-01 requires the Company to disclose certain information about unrealized holding losses on its investment portfolio that have not been recognized as other-than-temporary impairments. The requirements were effective for fiscal years ending after December 15, 2003, and the Company has included the related required disclosures about investments in debt or marketable equity securities with market values below carrying values in its financial statement footnotes. In September 2004, the EITF issued Issue 03-01-1, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-01”, which delayed the guidance in paragraphs 10-20 of EITF 03-01.

3.	Related Party Transactions

Debt Facility

Effective December 20, 2004, CIFG Holding closed a $200 (€146.6) million committed debt facility with CNCE. On December 20, 2004 CIFG Holding drew $90 (€66) million under the facility, leaving $110 (€80.6) million available for future draws on an irrevocable and unconditional basis, so long as CIFG Holding was not in default on any prior draws. On December 22, 2004 proceeds of $89 (€66.5) million were contributed to CIFG Guaranty as additional equity capital and $1 (€.7) million was held at CIFG Holding for general corporate purposes. Repayments under the facility are senior unsecured obligations of CIFG Holding, subordinate to the financial guaranty obligations of CIFG Guaranty, CIFG Europe and CIFG NA. The initial draw is callable at any time after five years from the date of draw, and has a final maturity of 20 years.

Subordinated Loan Agreement

In order to support the financial strength ratings and capital resources of members of the CIFG Group, CIFG Holding entered into a subordinated loan agreement facility (the Facility) with its then parent CDC IXIS. The initial duration of this agreement was nine years, with automatic annual renewal after this period. During 2003 CIFG Holding drew all amounts available under the Facility and exercised its option to convert the proceeds to equity. The total amount drawn and converted to equity was €200 million. €198 million of such proceeds were contributed to CIFG Guaranty to increase the underwriting capacity of the CIFG Group.

During 2002, CIFG Holding and CIFG Guaranty executed an agreement whereby CIFG Holding irrevocably committed to draw on the Facility at the request of CIFG Guaranty and to use the proceeds of such draw to make an additional capital contribution in CIFG Guaranty. In respect thereof, CIFG Guaranty agreed to pay the commitment fee specified in the Facility. During 2003 and 2002, the aggregate amount paid to CIFG Holding under the Facility was €384 and €338, respectively.

Tax Sharing Agreement

As described under Note 2 – Income Taxes above, CIFG Guaranty CIFG and CIFG Europe are part of CNCE tax consolidation. Based on the tax consolidation agreement, these companies calculate their income taxes as if they were on a “separate company” basis and pay any tax payable to CNCE. The agreement also provides that, if in the event that a CIFG Group company leaves the CNCE tax consolidation group, it will be reimbursed for the benefit of any tax losses previously utilized by CNCE. CIFG Services and CIFG NA together file a consolidated US tax returns and are not included in the CNCE French tax consolidation.

Service Agreement

CIFG Services has entered into an agreement with IXIS Capital Markets (“ICM”) whereby ICM provides certain consulting services to the Company. Expenses incurred under this agreement were €1.1 million for the years ending 2004, 2003, and 2002. As of December 31, 2004 and 2003 there was a balance due to ICM of €325 and €386 respectively.

4.	Deferred Acquisition Costs

Acquisition costs and ceding commissions are deferred and amortized in proportion to the related premium revenue to be recognized in future periods. The net acquisition costs deferred and related amortization are as follows:

	December 31,
	2004	2003
Balance, beginning of period	€23,711	€8,007
Current year costs:
Deferred acquisition costs	16,951	18,910
Amortization during the period	(5,065)	(2,370)
Foreign exchange	(1,969)	(836)
Balance, end of period	€33,628	€23,711

5.	Investments

The Company’s investment objective is to optimize after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. The fixed income portfolio is comprised of high-quality (primarily AAA rated) taxable investments of medium term maturities. Short-term investments consist of United States government obligations, commercial paper and money market instruments.

Approximately 77% of the short-term investments are invested in Société d’Investissement à Capital (“SICAV”), money market funds registered in France. These funds invest principally in French Treasury bonds, other negotiable debt securities, short term bonds and commercial paper. These funds hold investments that have an average life of three months or less.

The following tables set forth the amortized cost and fair value of the fixed income securities and short-term investments included in the investment portfolio of the Company:

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	€ 147,547	€ 235	€ (488)	€ 147,294
State and municipal obligations	307	1	(2)	306
Short-term investments	413,476	--	--	413,476
Total	€ 561,330	€ 236	€ (490)	€ 561,076

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
United States government obligations	€ 60,061	€ 666	€ 10)	€ 60,716
State and municipal obligations	2,719	10	(2)	2,726
Corporate securities	175	--	--	175
Short-term investments	422,305	--	--	422,305
Total	€ 485,260	€ 676	€ (12)	€ 485,922

Fixed income investments carried at amortized cost of €5.8 million and €6.3 million as of December 31, 2004 and 2003 were on deposit with various regulatory authorities to comply with insurance laws.

The following table sets forth the distribution by contractual maturity of the fixed income investments at amortized cost and fair value at December 31, 2004 and 2003. Actual maturity may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	December 31,
	2004		2003
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	€ 20,445	€ 20,340	€ 30,141	€ 30,338
Due after one year through five years	111,913	111,751	32,628	33,094
Due after five year through ten years	15,496	15,509	186	185
Total	€ 147,854	€ 147,600	€ 62,955	€ 63,617

The following table presents the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004:

	Less than 12 months		Greater than 12 months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
United States government obligations	€ 111,730	€ (488)	€ --	€ --	€ 111,730	€ (488)
State and municipal obligations	--	--	136	(2)	136	(2)
Total temporarily Impaired fixed income	€ 111,730	€ (488)	€136	€ (2)	€111,866	€ (490)

Net investment income was comprised of the following:

	2004	2003	2002
Fixed income securities	€ 2,201	€2,242	€1,558
Short-term investments	867	589	495
Investment income	3,068	2,831	2,053
Investment expenses	(130)	(89)	(9)
Net investment income	€ 2,938	€2,742	€2,044

Net realized gains were comprised of the following:

	2002	2004	2003

Gross gains:
Fixed income securities	€ 8	€1,068	€
Short-term investments	6,175	5,492	7,755
	6,183	6,560	7755
Gross losses:
Fixed income securities	€ --	--	---
Short-term investments	(2)		---
Net realized capital gains	€ 6,181	€6,560	€ 7,755

Gross gains recognized on short-term investments resulted from periodic sales of the SICAV investments.

Proceeds from the sale of long-term fixed income securities were €2.8 million, €18.1 million and €0 million during the year ended December 31, 2004, 2003 and 2002, respectively.

6.	Reinsurance

The Company utilizes reinsurance to effectively deploy its capital and to manage its risk profile. The Company remains liable to the beneficiaries of its financial guaranties to the extent that any reinsurance company fails to meet its obligations to the Company. The Company regularly monitors the financial condition of its reinsurers and believes there is no unrecoverable reinsurance.

The effect of reinsurance on premiums written was as follows:

	December 31,
	2004	2003	2002
Direct premium written	€48,402	€33,530	€11,141
Assumed premium written	8,116	32,631	7,076
Ceded premium written	(1,399)	(27)	(423)
Net premiums written	55,119	66,134	17,794

Change in direct deferred premiums revenue	(27,350)	(21,823)	(9,757)
Change in assumed deferred premiums revenue	(2,559)	(30,626)	(7,005)
Change in ceded deferred premiums revenue	1,169	(36)	393
Net premiums earned	€26,379	€13,649	€1,425

2004, 2003 and 2003 net premiums earned include €116 thousand, €1.1 million and €0, respectively, from refundings, terminations and called bonds.

2004, 2003 and 2003 net premiums earned include €116 thousand, €1.1 million and €0, respectively, from refundings, terminations and called bonds.

7.	Income Taxes

The provision for income taxes was €4,514, €2,751 and €1,455 for the periods ending December 31, 2004, 2003 and 2002, respectively.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has established valuation allowances for the amounts of

€6.8 million and €5.8 million for 2004 and 2003 respectively, which relate to deferred tax assets arising from net operating losses generated during these and prior periods.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003 are presented below:

	As of December 31,
	2004	2003
Deferred tax assets:
Net operating loss carryforward	€8,782	€10,021
Deferred premium revenue	185	278
Unrealized losses	89
Other	2,189	303
Less: valuation allowance	(6,774)	(5,817)
Total deferred tax assets	4,471	4,785

Deferred tax liabilities:
Unrealized gains	—	232
Accretion of discount	20	18
Deferred acquisition costs	11,072	8,270
Other	1,139	290
Total deferred tax liabilities	12,231	8,810
Net deferred tax liabilities	€7,760	€4,025

At December 31, 2004, the Company’s U.S. subsidiaries had net operating loss carryforwards available to offset future taxable income of €6.3 million, of which €1.6 million will expire in 2021, €2.9 million will expire in 2022, €1.0 million will expire in 2023, €1.1 million will expire in 2024, and €2.5 million generated from the French entities which can be carried forward without time limitation. Due to the Company’s early stage activities, certain subsidiaries of the Company have yet to establish an earnings history. In accordance with U.S. GAAP, a valuation allowance has been recorded to reduce the recognition of net deferred tax assets of these subsidiaries.

The Company’s total tax provision differs from the amount that would be obtained by applying the local tax rate to pretax book income, mainly due to the impact of disallowed expenses and the establishment of a valuation allowance.

8.	Dividend Restrictions

As of December 31, 2004, 2003 and 2002 CIFG Guaranty did not declare or pay any dividends.

CIFG Guaranty has received from CIFG Holding and the parent of CIFG Holding, (now CNCE), commitments that both CIFG Holding and its parent will not initiate any transaction which would result in a significant reduction in CIFG Guaranty’s net equity, without having received prior confirmation from a major rating agency that such a reduction will not result in a downgrade of the claims paying rating of CIFG Guaranty.

Under New York State insurance law, CIFG NA may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. Any dividends declared or paid may not exceed, together with all other dividends declared or distributed by CIFG NA during the preceding twelve months, the lesser of (i) 10% of its policyholders’ surplus shown on its last filed statement, or (ii) one hundred percent of adjusted net investment income (as defined under New York Insurance Law), for such 12-month period without prior approval of the Superintendent of the NYSID.

The Company has voluntarily committed that CIFG NA would not pay any dividends for the first two years of operations without the prior approval of the NYSID. CIFG NA has not paid any dividend to CIFG Guaranty since its inception.

9.	Insurance Regulatory Restrictions

The Company is subject to insurance regulatory requirements of the jurisdictions in which it is domiciled or licensed to conduct business. CIFG Europe is subject to compliance with the French insurance regulations (Code des Assurance). CIFG Guaranty, as a French reinsurance company, is subject to compliance with various aspects of the French insurance regulations. CIFG NA is subject to the insurance regulatory requirements of the State of New York and the other jurisdictions in which it is licensed to conduct business.

CIFG NA’s statutory financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of New York. Prescribed statutory accounting principles include state laws, regulations and general administrative rules, as well as a variety of the National Association of Insurance Commissioners (NAIC) publications. The NAIC Statements of Statutory Accounting Principles (SSAP) have been adopted as a component of prescribed or permitted practices by the state of New York. The State of New York has adopted certain prescribed practices which vary from those found in SSAP. These differences have no impact on the net income and the determination of statutory surplus of CIFG NA.

The French insurance regulators and the insurance department of the State of New York and certain other U.S. insurance regulatory authorities have various requirements relating to the maintenance of certain minimum statutory capital and surplus.

CIFG NA is required to maintain a total of $75 (€55) million in statutory capital and surplus. Statutory capital and surplus of CIFG NA was $113.6 (€83.3) million and $99.1 million at December 31, 2004 and 2003, respectively. Statutory net loss for CIFG NA was $5.2 million, $4.2 million, $4.0 million for 2004, 2003 and for the period April 11, 2002 (date of inception) through December 31, 2002, respectively. Statutory capital and surplus differs from stockholder’s equity determined under U.S. GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs, and deferred income taxes differently.

CIFG Europe has a minimum capital requirement of €800. Statutory net equity was €32.3 million and €29.9 million at December 31, 2004 and 2003, respectively. Statutory net income (loss) for CIFG Europe was €2,357, € (52) and € (1,968) for 2004, 2003 and 2002, respectively. CIFG Europe is also subject to compliance with the French insurance regulation’s solvency requirement. The French insurance regulation mandates insurance companies to maintain a minimum net equity (net of non-admissible assets) at or above the solvency requirement calculated annually. Net equity, net of non-admissible assets, was €26.4 million and €25.5 million and the solvency requirement calculated for CIFG Europe was €2.2 million and €1.1 million at December 31, 2004 and 2003, respectively. The above requirements are not applicable to French reinsurance companies such as CIFG Guaranty.

10.	Net Insurance in Force

The Company’s policies guaranty the scheduled payments of principal and interest on municipal and structured obligations. The net exposure retained on any risk is subject to formalized underwriting guidelines.

As of December 31, 2004, insurance in force, net of cessions, had a range of maturity of 2-48 years diversified among 415 outstanding policies.

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net
Global Single Risk
State GO and Appropriation	€1,646,241	€1,646,241	€1,001,776	€1,001,776
State Tax Backed	685,900	685,900	102,440	102,440
Toll Roads	683,897	683,897	435,807	435,807
Sovereign/Sub Sovereign	680,387	582,901	94,529	94,529
Airports	609,025	609,025	326,355	326,355
Investor Owned Utilities	360,063	360,063	253,649	253,649
Transportation	350,000	350,000	250,000	250,000
Utility Systems	313,185	313,185	262,992	262,992
City & County GO	304,249	293,258	206,997	195,102
Project Finance	295,030	295,030	103,044	103,044
Public Power	256,704	256,704	278,778	278,778
Local Tax Backed	155,532	155,532	49,306	49,306
Health Care	121,662	121,662	17,156	17,156
Higher Education	48,386	48,386	48,382	48,382
Total Global Single Risk	6,510,261	6,401,784	3,431,211	3,419,316

Global Structured Finance
CDC Investment Grade	3,382,559	3,382,559	1,169,473	1,169,473
CDO Asset Backed	3,133,428	3,104,442	2,119,350	2,087,775
CDO High Yield	1,180,593	1,180,593	731,155	731,155
Mortgage Backed	1,075,885	1,075,885	281,570	281,570
Lease Assets	971,000	938,009	948,060	908,390
Home Equity	813,717	813,717	559,623	559,623
Commercial Mortgage Backed	408,385	367,225	215,986	215,986
Auto Loans	347,170	347,170	222,314	222,314
Commercial Asset Backed	234,911	234,911	——	——
Other Consumer	109,971	109,971	119,010	119,010
Other Structured Finance	76,626	76,626	——	——
Credit Cards	74,049	74,049	80,133	80,133
Total Global Structured Finance	11,808,294	11,705,157	6,446,674	6,375,429
Total Par	€18,318,555	€18,106,941	€9,877,885	€9,794,745

The Company limits its exposure to losses from writing financial guarantees through a formal credit approval process and by maintaining a surveillance function which monitors insured transactions. Additionally, the Company mitigates credit risk by underwriting investment grade transactions and maintaining collateral requirements on asset-backed obligations, as well as through reinsurance.

Gross par outstanding includes €3.7 billion and €2.9 billion of assumed business, at December 31, 2004 and at December 31, 2003, respectively.

The distribution of gross and net par in force by geographical location is presented in the following table:

	As of December 31,
	2004			2003
	Gross	Net	% of Net	Gross	Net	% of Net
United States:
New York	€1,931,331	€1,920,340	10.6%	€1,065,625	€1,053,730	10.8%
California	546,343	546,343	3.0%	404,328	404,328	4.1%
Puerto Rico	434,916	434,916	2.4%	227,720	227,720	2.3%
Illinois	328,011	328,011	1.8%	118,478	118,478	1.2%
New Jersey	309,982	309,982	1.7%	216,451	216,451	2.2%
Colorado	156,068	156,068	0.9%	10,412	10,412	0.1%
Georgia	146,005	146,005	0.8%	—	—	—
Texas	142,895	142,895	0.8%	157,651	157,651	1.6%
Alabama	129,033	129,033	0.7%	139,638	139,638	1.4%
Wisconsin	109,971	109,971	0.6%	79,340	79,340	0.8%
Other States	473,567	473,567	2.6%	287,662	287,663	2.9%
United States Diversified	6,381,191	6,319,215	34.9%	4,181,079	4,109,832	42.0%
Total United States	11,089,313	11,016,345	60.8%	6,888,384	6,805,243	69.5%
Non United States:
United Kingdom	1,095,329	1,095,329	6.0%	323,237	323,237	3.3%
Italy	722,500	625,015	3.5%	132,500	132,500	1.4%
France	562,817	521,656	2.9%	620,094	620,094	6.3%
Portugal	250,000	250,000	1.4%	250,000	250,000	2.6%
Australia	243,470	243,470	1.3%	75,223	75,223	0.8%
Germany	155,992	155,992	0.9%	162,561	162,561	1.7%
Greece	100,000	100,000	0.6%	—	—	—
Canada	50,387	50,387	0.3%	54,529	54,529	0.6%
Europe Diversified	813,640	813,640	4.5%	326,000	326,000	3.3%
Other Non United States	3,235,107	3,235,107	17.9%	1,045,357	1,045,359	10.7%
Total Non United States	7,229,242	7,090,596	39.2%	2,989,501	2,989,502	30.5%
Grand Total	€18,318,555	€18,106,941	100.0%	€9,877,885	€9,794,745	100.0%

11.	Loss and Loss Adjustment Reserves

The Company’s reserve for losses and loss adjustment expenses consists of active credit reserves and case basis reserves. There were no case basis reserves or case activity during 2004 and 2003. Activity in the losses and loss adjustment reserve is summarized as follows:

	As of December 31,
Active Credit Reserves:	2004	2003
Balance, beginning of period	€ 1,496	€ 131
Incurred losses and loss adjustment expense	2,638	1,365
Foreign exchange	39	--
Balance, end of period	€ 4,173	€ 1,496

12.	Fair Value of Financial Instruments

The following fair value amounts were determined by using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes were unavailable, interpreting market data and estimating market values required considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Fixed income securities: The fair values of fixed income securities are based primarily on quoted market prices.

Short-Term Investments and Cash: The fair values of short-term investments and cash are assumed to approximate amortized cost or cost.

Investment Income Due and Accrued: The fair value of investment income due and accrued is assumed to approximate carrying value.

Deferred Premium Revenue: The fair value of the liability for deferred premium revenue is based upon the estimated cost to reinsure those exposures at current market rates, which amount consists of the deferred premium revenue balance at the balance sheet date, less an estimated ceding commission thereon. Certain other financial guaranty contracts have been written on an installment premium basis, where the future premiums to be received by the Company are determined based on the outstanding exposure at the time the premiums are due. The fair value of the Company’s future premium revenue under its installment contracts is measured using the present value of estimated future installment premiums, less an estimated ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure the Company’s exposures under these policies.

The carrying amount and estimated fair value of financial instruments are presented below:

	As of December 31,
	2004		2003
	Carrying	Estimated	Carrying	Estimated
	Amount	fair value	Amount	Fair value
Financial Assets:
Fixed income securities	€ 147,600	€ 147600	€ 63,617	€ 63,617
Short-term investments	413,476	413,476	422,305	422,305
Cash	7,239	7,239	2,301	2,301
Investment income due and accrued	1,409	1,409	562	562

Financial Liabilities:
Deferred premium revenue:
Gross	83,440	58,408	61,040	42,728
Net of reinsurance	81,952	57,366	60,778	42,545

Off-balance sheet instruments:
Installment premium receivable
Gross	--	76,499	--	69,094
Net of reinsurance	--	75,879	--	68,034

13.	Credit Default Swaps

Certain financial guaranty contracts meet the definition of a derivative under Statement of Financial Accounting Standards (“SFAS”) No. 133 as amended by SFAS 149, “Accounting for Derivative Instruments and Hedging Activities”. The Company records these contracts at Management’s estimate of fair value. These contracts are considered by the Company to be, in substance, financial guaranty contracts and the Company has the ability and intent to hold them to maturity. The level of fair value adjustments is dependent upon a number of factors including changes in credit spreads and other market factors.

In the ordinary course of business, the Company’s subsidiaries CIFG Europe and CIFG NA have issued financial guaranty contracts in favor of special purpose entities (SPEs). Specifically, CIFG Europe has issued financial guaranty contracts in favor of Mogador Ltd., a corporation established in Jersey, which is owned by Mogador Trust, a Jersey-based charitable trust. CIFG NA has issued contracts in favor of several distinct New York State business trusts, collectively known as the New Generation Funding Trusts. The contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective SPEs. Other than the transactions described above, the SPEs own no assets and have no outstanding debt. The financial statements of these SPEs have been consolidated, and at December 31, 2004 and 2003, gross par outstanding includes €9.5 and €4.7 billion, respectively, underwritten through these SPEs.

As of December 31, 2004 and 2003, the distribution of par exposure by form of credit enhancement is set forth in the following table:

	As of December 31,
	2004		2003
	Gross	Net	Gross	Net

Financial guaranty	€ 8,612,958	€ 8,502,046	€ 4,974,179	€ 4,959,632
Credit default swaps	9,705,597	9,604,895	4,903,706	4,835,113
Total	€18,318,555	€ 18,106,941	€ 9,877,885	€ 9,794,745

14.	Business Acquisition

In February 2003 CIFG NA purchased 100% of the stock of Western Continental Insurance Company (“WCIC”) from Rampart Insurance Company (“Rampart’) and Rampart’s indirect parent company, Caisse Centrale des Assurance Mutuelles Agricoles (“CCAMA”). Prior to the acquisition, and pursuant to the approval of the Texas and New York Departments of Insurance, all of WCIC’s existing liabilities were transferred from its balance sheet by means of “assumptive reinsurance”. In addition, prior to the acquisition, WCIC paid ordinary and extraordinary dividends of $2,835 and $5,800, respectively, to its parent, Rampart, as approved by the Texas State Insurance Department. The purchase price was $21,009 resulting in an intangible asset assigned to the insurance licenses of $8,331.

On April 1, 2003, CIFG NA capitalized a new subsidiary, Western Continental Insurance Company of New York (“WCIC NY”), which was licensed by the New York State Insurance Department on April 11, 2003. On June 30, 2003, WCIC NY merged with CIFG NA’s other subsidiary, WCIC. Effective August 31, 2003, the New York State Insurance Department approved the merger between CIFG NA and WCIC NY, whereby CIFG NA merged into WCIC NY, with the surviving corporation renamed CDC IXIS Financial Guaranty North America, Inc. (CDC IXIS Financial Guaranty North America, Inc. was renamed CIFG Assurance North America, Inc. in early 2005).

15.	Retirement Plan

CIFG Europe and its employees in France contribute to compulsory pension systems; Régime Général de la Sécurité Sociale and UCREPPSA. CIFG Europe has no additional liability due to pension commitments towards its employees, except for the retirement indemnity, payable at retirement date. The estimated liability for this retirement indemnity was €44 at December 31, 2004, and is accrued on the balance sheet of CIFG Europe at that date.

Employees of CIFG Services participate in a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis up to $13 (€9.5) thousand for those employees who are under 50. Employees 50 and older are allowed to make a “catch up” contribution of an additional $3 (€2.2) thousand for 2004 under the current IRS code. CIFG Services may make discretionary contributions to the plan on behalf of employees. CIFG

Services contributed €184, €324 and €95 to the plan on behalf of employees for the years ended December 31, 2004, 2003 and 2002, respectively.

16.	Commitments

The Company’s subsidiaries lease office space under operating lease agreements which expire at 2006. In addition to base rental costs, the leases for office space provide for rent escalations resulting from increased assessments for real estate taxes, utilities, and maintenance. Rent expense under the operating leases for the period ended December 31, 2004, 2003 and 2002 was €1,294, €1,262 and €1,525, respectively.

Future minimum lease payments under the operating leases at December 31, 2004 were as follows:

Year Ending December 31,	Operating Lease
2005	€ 1,053
2006	250
Total	€ 1,303

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Interim Financial Statements

June 30, 2005

CIFG Assurance North America, Inc.

(Formerly known as CDC	IXIS Financial Guaranty North America, Inc.) Balance Sheets

($ in 000s, except share amounts)

Assets	As of June 30, (Unaudited) 2005	As of December 31, 2004
Investments
Fixed income securities, at fair value
(amortized cost of $118,044 and $70,486)	$117,833	$70,405
Short-term investments, at cost (approximates fair value)	20,750	67,887
Total investments	138,583	138,292
Cash	326	6,568
Premium receivable	8,548	5,227
Receivable for securities sold	—	2,220
Investment income due and accrued	799	619
Prepaid reinsurance premiums	95,530	85,105
Intangible asset	8,331	8,331
Deferred income taxes	74	28
Deferred acquisition costs, net	—	377
Total assets	$252,191	$246,767

Liabilities and Shareholders Equity
Liabilities
Deferred premium revenue	$114,780	$103,573
Loss and loss adjustment reserves	877	656
Ceded reinsurance balances payable	5,649	6,335
Deferred ceding commissions, net	533	—
Ceding commission payable	1,135	245
Derivative liabilities	47	22
Balances due to affiliates	2,779	5,683
Other liabilities	1,317	854
Total liabilities	127,117	117,368

Shareholder’s Equity
Common stock (par value was $4,191.49 per share for 2005
and 2004 authorized, issued and outstanding
shares was 4,700 for 2005 and 2004)	19,700	19,700
Additional paid-in capital	122,850	122,850
Accumulated deficit	(17,339)	(13,098)
Accumulated other comprehensive (loss) (net of
deferred income taxes of ($74) and ($28))	(137)	(53)
Total shareholder’s equity	125,074	129,399
Total liabilities and shareholder’s equity	$252,191	$246,767

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Statements of Operations

($ in 000s)

	Three months ended June 30,		Six months ended June 30,
	Unaudited
	2005	2004	2005	2004
Revenues
Gross premiums written	$6,765	$4,388	$25,552	$26,849
Ceded premiums written	(14,882)	(12,740)	(22,559)	(23,721)
Net premiums written	1,883	1,648	2,993	3,128
Change in net deferred premium revenue	(768)	(741)	(776)	(1,384)
Net premiums earned (net of ceded earned premiums of $6,141, $4,248, $12,185 and $7,849; respectively)	1,115	907	2,217	1,744
Net investment income	887	505	1,666	1,120
Net realized capital gains	1	—	1	10
Net realized and unrealized
(losses) gains on credit derivatives	(12)	2	(25)	10
Other income	—	—	—	53
Total revenues	1,991	1,414	3,859	2,937

Expenses
Losses and loss adjustment expenses	112	90	222	174
Amortization of deferred acquisition costs	341	265	687	547
Operating expenses	3,932	2,600	7,191	4,454
Total expenses	4,385	2,955	8100	5175
Loss before income taxes	(2,394)	(1,541)	(4,241)	(2,238)
Provision for income taxes	—	—	—	—
Net loss	$(2,394)	$(1,541)	$(4,241)	$(2,238)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Changes in Shareholder’s Equity and Comprehensive Income (Loss)

($ in ‘000s)

	Six Months ended June 30, (Unaudited) 2005	Year ended December 31, 2004
Common Shares
Shares at beginning of period	4,700	4,700
Shares at end of period	4,700	4,700

Common Stock
Balance at beginning of period	$19,700	$19,700
Ending Balance	$19,700	$19,700

Additional paid-in capital
Balance at beginning of period	$122,850	$112,850
Capital contributions	—	10,000
Ending Balance	$122,850	$122,850
Accumulated deficit
Balance at beginning of period	(13,098)		$(7,572)
Net loss	(4,241)	(4,241)	(5,526)	(5,526)
Ending Balance	(17,339)		$(13,098)

Accumulated other comprehensive income (loss)
Balance at beginning of period	$(53)		$530
Net change in unrealized appreciation of securities, net of deferred tax (benefit) expenses of $(45) in 2005, $(313) in 2004		(84)		(583)
Other comprehensive income (loss)	(84)	(84)	(583)	(583)
		(4,325)		(6,109)
Total comprehensive loss	$(137)		$(53)
Ending Balance

Total Shareholder’s Equity	$125,074		$129,399

	2005		2004
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising during the period, net of taxes	$(85)		$(590)
Less: reclassification adjustment for net gains (losses) included in net income, net of taxes	1		7
Net unrealized (depreciation) appreciation of securities, net of taxes	$(84)		$(583)

The accompanying notes are an integral part of these financial statements

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Cash Flows

($ in ‘000s)

	Six months ended June 30, (Unaudited)
	2005	2004
Cash flows from operating activities Net loss	$(4,241)	$(2,238)
Adjustments to reconcile net loss to net cash
provided by operating activities
Amortization of bond premium, net	13	473
Net realized gains on sale of investments	(1)	(10)
Increase in loss and loss adjustment reserves	221	174
Increase in deferred premium revenue	11,207	17,145
Increase in prepaid reinsurance premiums	(10,425)	(15,772)
Decrease in deferred acquisition costs	377	1,208
Increase in premium receivable	(3,321)	(317)
Decrease in ceded reinsurance balances payable	(686)	(14,531)
Increase (decrease) in ceding commission payable	890	(353)
(Increase) decrease in investment income due and accrued	(180)	105
Decrease in balances due to affiliates	(2,904)	(4,075)
Increase in deferred ceding commission	533	—
Net realized and unrealized losses/(gain) on credit derivative contracts	25	(10)
Increase (decrease) in other liabilities	463	(421)
Total adjustments to net loss	(3,788)	(16,384)
Net cash used by operating activities	(8,029)	(18,622)

Cash flows from investing activities
Purchase of fixed income securities	(50,821)	(9,548)
Sale (purchase) of short term investments, net	47,138	449
Proceeds from the sale of fixed income securities	—	3,770
Proceeds from the maturity of fixed income securities	5,470	23,589
Net cash provided by investing activities	1,787	18,260

Decrease in cash	(6,242)	(362)
Cash at beginning of period	6,568	523
Cash at end of period	$326	$161

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

June 30, 2005

(Dollars Amounts in Thousands)

1.	Business and Organization

CIFG Assurance North America, Inc., formerly known as CDC IXIS Financial Guaranty North America, Inc. (“CIFG NA” or the ‘Company”) was incorporated on April 11, 2002 in the State of New York. On May 24, 2002, the New York State Insurance Department (“NYSID”) granted the Company a license to conduct surety, credit, residual value and financial guaranty insurance. As of June 30, 2005, CIFG NA was licensed to transact financial guaranty insurance in 43 states and the District of Columbia, the Commonwealth of Puerto Rico and U.S. Virgin Islands.

In the ordinary course of business, the Company issued financial guaranty contracts in favor of variable interest entities (VIE’s). Specifically, CIFG NA has issued contracts in favor of several distinct New York State business trusts, collectively known as the New Generation Funding Trusts. The contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective VIE. Other than the transactions described above, the VIE’s own no assets and have no outstanding debt. The financial statements of these VIE’s have been consolidated.

2.	Basis of Presentation

The accompanying condensed financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. These condensed financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 2004. The accompanying condensed financial statements have not been audited by independent auditors but, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary for a fair statement of the financial position, results of operations, and cash flows at June 30, 2005 and for all periods presented, have been made. The December 31, 2004 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the six months and three months ended June 30, 2005 and 2004 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2005 presentation.

3.	Losses and Loss Adjustment Expense Reserves

The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service defaults resulting from payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of regularly scheduled premiums earned to date. The Company does not reduce the active credit reserve established for policies which have terminated. To date, the Company’s actual early termination experience has been de minimis. The Company

CIFG Assurance North America, Inc.

(Formerly known as CDC XIS Financial Guaranty North America, Inc.)

Notes to Financial Statements

June 30, 2005

(Dollars Amounts in Thousands)

monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. For the periods ending December 31, 2004 and 2003, there were no case reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in Statement of Financial Accounting Standards (SFAS) 60, “Accounting and Reporting by Insurance Enterprises,” SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.” SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur. Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims. However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

Due to diversity of financial guaranty industry accounting practices with respect to loss reserves, the Financial Accounting Standards Board (FASB) staff is considering whether to provide additional guidance with respect to this topic. The Company cannot currently assess whether any action which may or may not be taken by the FASB could impact its loss reserving policy in the future. Until and unless the FASB issues specific guidance on this matter, the Company intends to continue to apply its existing accounting policies.